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                                                                    Exhibit 99.1


                                 PRESS RELEASE
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                                                                    Exhibit 99.1

CONTACT:

AT THE COMPANY:                                 AT FINANCIAL RELATIONS BOARD:
Betsy Jordan                                    Emily Hobin Janowsky (investors)
EVP, Chief Financial Officer                    (415) 986-1591
Hannah Bruce
VP, Corporate Communications
(408) 964-3500

FOR IMMEDIATE RELEASE

         SANMINA AND HADCO AGREE TO MERGE IN A $1.3 BILLION TRANSACTION

              TRANSACTION POSITIONS SANMINA AS THE GLOBAL LEADER IN

                       ELECTRONICS MANUFACTURING SERVICES

SAN JOSE, CA, (APRIL 17, 2000) - Sanmina Corporation (NASDAQ NM: SANM), a leading electronics contract manufacturer, and Hadco Corporation (NYSE: HDC), a major manufacturer of advanced electronic interconnect products in North America, today announced that they have entered into a definitive merger agreement in which each outstanding share of Hadco common stock will be converted into 1.4 shares of Sanmina common stock. The combination furthers Sanmina's vanguard role in the electronics manufacturing services industry, strengthening the company's position as the global leader in advanced circuit technology.

Based on Sanmina's closing price of $49.31 on April 14, 2000, the transaction is valued at $69.04 per share of Hadco common stock, or approximately $1.3 billion in the aggregate. Directors and certain executive officers of Hadco have agreed to vote their shares in favor of the proposed transaction, which should be completed late in the third or in the fourth quarter of Sanmina's current fiscal year. The merger is intended to be a tax-free exchange of common shares and to be accounted for as a pooling of interests. Sanmina will take a one-time merger-related charge and expects the transaction to be accretive to its fiscal 2000 earnings excluding one-time charges.

 Benefits of Combined Company:



- ADDED CIRCUIT FABRICATION CAPACITY ENABLES SANMINA TO MEET INCREASING CUSTOMER DEMANDS FOR HIGHER LAYER COUNT, HIGHER DENSITY, ADVANCED PRINTED CIRCUIT BOARDS

- ADVANCED CIRCUIT TECHNOLOGY CAPABILITY FURTHERS SANMINA'S LEADERSHIP IN OPTICAL NETWORKING SECTOR

-        COMPLEMENTARY CUSTOMER SEGMENTS PROVIDE FOR SIGNIFICANT GROWTH
         OPPORTUNITIES

                                     -more-
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Sanmina Corporation
April 17, 2000/Page 2

- ADDITION OF HIGHLY QUALIFIED MANAGEMENT AND SALES TEAMS ADVANCES SANMINA'S GROWTH STRATEGY

- ENHANCED ABILITY TO MEET FUTURE CUSTOMER DEMANDS FOR INNOVATIVE, COST-EFFECTIVE TECHNOLOGY SOLUTIONS

Commenting on the merger, Jure Sola, Sanmina's Chairman and Chief Executive Officer, said, "We are enthusiastic about our merger with Hadco, a leading supplier of printed circuit boards in North America. Both companies provide customers with cost-effective solutions and focus on advanced engineering design and technology. We also share the same customer commitment to providing high-end quality products, on-time delivery, and highly responsive customer service. The merger with Hadco is a natural extension of our strategy to combine our printed circuit board expertise with our other advanced manufacturing capabilities to better serve the fast growing, high-end/low to medium volume electronics manufacturing markets.

 "We believe our merger with Hadco clearly reflects an opportunity to grow our business by satisfying the increasing demand for leading-edge interconnect technology. Founded as a manufacturer of high-end printed circuit boards, Sanmina has leveraged this technology to become one of the most successful electronics contract service companies in the world. As a result of our end-to-end solution capabilities, customer demand for our superior circuit technology has been very strong, requiring increased capacity.

 "Importantly, the combination of our two companies enhances our ability to meet the increasing demands by our telecommunications customers for advanced optical networking technology. We believe this merger firmly establishes Sanmina as the global leader in printed circuit board fabrication technology," Sola concluded.

Andrew E. Lietz, President and Chief Executive Officer of Hadco, said, "We are very excited about this merger. Sanmina is a great company with a proven track record in successfully meeting the demands of the rapidly growing EMS market. As a result of the merger, we believe that Hadco's growth opportunities will accelerate as we bring more value-added services to our clients. In addition, the combined company will have increased leverage in material procurement and supply chain management. We believe that the growth prospects for the combined company are substantial and the business combination is in the best interests of our employees, customers and shareholders."

Headquartered in Salem, New Hampshire, Hadco is the leading manufacturer in North America of complex, multi-layer rigid printed circuit boards and backplanes. The company has approximately 1.8 million square feet of engineering design, printed circuit board fabrication and backplane assembly space located in key regions throughout the U.S. and Malaysia. Hadco's customers are leading electronic manufacturers in the communications, industrial automation, and high-end computing industries. Clients include Sun Microsystems, Cisco, Lucent and Nortel Networks.

The merger is subject to several conditions, including the approval of Hadco's stockholders and the expiration of the waiting period under the federal Hart-Scott-Rodino Antitrust Improvements Act. In the event that the Sanmina share price falls below $40.00 per share based on the average closing stock price over a 20 day period ending on the third trading day prior to the Hadco stockholder meeting, the Hadco Board of Directors has the right, but not the obligation, to terminate the definitive agreement. If this event were to occur, Sanmina has the right to increase the exchange ratio such that each Hadco

                                     -more-
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Sanmina Corporation
April 17, 2000/Page 3

share would be converted into Sanmina common stock having a value of $56.00. In addition, Hadco has granted Sanmina an option to purchase 19.9 percent of the outstanding shares of Hadco. This option is exercisable only upon certain events.

ABOUT SANMINA CORPORATION

Sanmina Corporation is a leading electronics contract manufacturing services company providing a full spectrum of integrated, value-added electronic manufacturing services. Services include the manufacture of complex printed circuit board assemblies, custom-designed backplane assemblies and subassemblies, multi-layered printed circuit boards, custom cable and wire harness assemblies, enclosures and the testing and assembly of electronic subsystems and systems. The company provides these services to a diversified base of leading OEMs in the communications, industrial and medical instrumentation and computer sectors of the electronics industry. Sanmina common stock trades on the NASDAQ National Market under the symbol: SANM. Information regarding Sanmina can be found on its World Wide Web page located at http://www.sanmina.com.

ABOUT HADCO CORPORATION

Hadco is a leading manufacturer of advanced electronic interconnects products in North America. The company offers a wide array of sophisticated manufacturing, engineering and systems integration services to meet its customers' electronic interconnect needs. The company's principal products are complex, multilayer rigid printed circuits and backplane and system assemblies. Hadco provides customers with a range of products and services that include development design, quick-turn prototype, pre-production, volume products and backplane and system assemblies. Customers are a diverse group of original equipment manufacturers and contract manufacturers in the computing (mainly workstations, servers, mainframes, storage and notebooks), data communications/telecommunications and industrial automation industries, including process controls, automotive, medical and instrumentation. The company operates ten facilities in the United States and one facility in Malaysia. Information regarding Hadco can be found on its World Wide Web page located at http://www.hadco.com

SAFE HARBOR STATEMENT

The foregoing, including the discussion regarding the company's future prospects contains certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with economic conditions in the electronics industry, particularly in the principal industry sectors served by the company, changes in customer requirements and in the volume of sales to principal customers, the ability of the company to assimilate acquired businesses and to achieve the anticipated benefits of such acquisitions, and competition and technological change. The company's actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors, including factors set forth in the company's 1999 Annual Report on Form 10-K filed with the Securities Exchange Commission on December 15, 1999 and the company's most recent quarterly 10-Q report dated January 27, 2000.

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